BY-LAWS

                                       OF

                          SYRATECH SECURITY CORPORATION

                                    ARTICLE I
                                    ---------

                            ARTICLES OF ORGANIZATION
                            ------------------------

      The name and purposes of the corporation shall be as set forth in the articles of organization. The articles of organization are hereby made a part of these by-laws, and the powers of the corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the articles of organization. In the event of any inconsistency between the articles of organization and these by-laws, the articles of organization shall be controlling.

      All references in these by-laws to the articles of organization shall be construed to mean the articles of organization of the corporation as from time to time amended.

                                   ARTICLE II
                                   ----------

                                  STOCKHOLDERS
                                  ------------

1.    Annual Meeting.

      The annual meeting of stockholders shall be held at l0:00 a.m. or at such other time as the board of directors shall determine, on the second Thursday in May in each year unless such date is a legal holiday. If such date is a legal holiday, then the annual meeting shall be held at the same hour on the next succeeding business day not a legal holiday. The purposes for which an annual meeting is to be held include those prescribed by law, by the articles of organization and by these by-laws, and those specified by the president, the directors, or one or more stockholders who hold in the aggregate at least 10% of the capital stock entitled to vote on such additional purposes at the meeting. In the event an annual meeting has not been held on the date fixed in these by-laws, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

2.    Special Meetings.

      A special meeting of stockholders, including a special meeting held in lieu of the annual meeting, may be called at any time by the president or by the directors. Upon written application of one or more stockholders who hold in the aggregate at least 10% of the capital stock entitled to vote at the meeting, a special meeting shall be called by the clerk, or in case of the death, absence, incapacity or refusal of the clerk, by any other officer.

3.    Place of Meetings.

      Meetings of stockholders shall be held in Massachusetts or, to the extent permitted by the articles of organization, elsewhere in the United States; provided, however, that special meetings called upon stockholders' application shall be held in the same county as the principal office of the corporation unless some other place specified in the application shall be approved by the directors.

4.    Record Date for Purpose of Meetings.

      The directors may fix in advance a time not more than sixty (60) days before the date of any meeting of stockholders as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof. In such case only stockholders of record on such date shall have the right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the directors may close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

5.    Notice of Meetings.

      Written notice of the place, day and hour of all meetings of stockholders stating the purposes for which the meeting is called, shall be given by the clerk, the assistant clerk or an officer designated by the directors, at least seven (7) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, under the articles of organization or under the by-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the books of the corporation. In case of the death, absence, incapacity or refusal of the clerk, the assistant clerk or the officer designated by the directors, such notice may be given by any other officer or by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No such notice need be given to a stockholder, if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney, thereunto authorized, is filed with the records of the meeting.

6.    Quorum.

      At any meeting of the stockholders, a majority in interest of all the capital stock issued, outstanding and entitled to vote upon a question to be considered at such meeting shall constitute a quorum for the consideration of such question, except that, if two or more classes of stock are outstanding and entitled to vote upon such question as separate classes, then, in the case of each such class, a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote upon such question. Notwithstanding the foregoing, stockholders holding a lesser interest of the capital stock may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice.

7.    Voting and Proxies.

      Unless otherwise provided by the articles of organization, each stockholder shall have one vote for each share of stock held by him of record on the record date and entitled to vote on the question or questions to be considered at any meeting of the stockholders. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

8.    Action at Meeting.

      When a quorum is present for the consideration of a question at any meeting of the stockholders, a majority in interest of the stock present in person or by proxy and entitled to vote on such question (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority in interest of the stock of that class present or represented and entitled to vote on a matter) shall decide any matter to be voted on by the stockholders, except where a larger vote is required by law, the articles of organization or these by-laws. Any election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders present in person or by proxy at the meeting and entitled to vote in the election. No ballet shall be required for such election unless requested by a stockholder present in person or by proxy at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

9.    Action without Meeting.

      Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the question consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------

1.    Powers.

      The business of the corporation shall be managed by a board of directors which may exercise all the powers of the corporation except as otherwise provided by law, by the articles of organization or by these by-laws. In particular, and without limiting the generality of the foregoing, the directors may from time to time issue all or any part of the unissued capital stock of the corporation authorized under the articles of organization, and may determine, subject to any requirement of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board until the vacancy is filled.

2.    Election and Enlargement of Board.

      A board of directors of not less than three, except that whenever there shall be only two stockholders, of not less than two, and whenever there shall be only one stockholder or prior to the issuance of any stock, of not less than one, shall be elected at the annual meeting of the stockholders, or at any meeting held in place thereof as hereinbefore provided, by such stockholders as have the right to vote thereon. The stockholders shall at such meeting determine the number of directors to be elected, but in the absence of affirmative determination, the number to be elected shall be the same as the number last previously determined. The board of directors may be enlarged by the stockholders at any meeting or by vote a majority of the directors then in office.

3.    Vacancies.

      Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors then in office.

4.    Tenure.

      Except as otherwise provided by law, by the articles of organization or by these by-laws, each director shall hold office until the next annual meeting of stockholders or the special meeting in lieu thereof and thereafter until such director's successor is elected and qualified.

5.    Meetings.

      Regular meetings of the directors may he held without notice at such places and at such times as the directors may from time to time determine, provided that any director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the directors may be held immediately following the annual meeting of stockholders, or special meeting in lieu thereof, at the same place as such stockholders' meeting.

      Special meetings of the directors may be held at any time and place designated in a call by the president, treasurer or two or more directors.

6.    Notice of Meetings.

Notice of all special meetings of the directors shall be given to each director by the clerk, or assistant clerk, or in the case of death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting. Notice shall be given to each director in person or by telephone or by telegram sent to his usual or last known business or home address at lest twenty-four hours in advance of the meeting, or by written notice mailed to either such address at least forty-eight hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a directors' meeting need not specify the purposes of the meeting.

7.    Quorum.

      At any meeting of the directors, a majority of the directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

8.    Action at Meeting.

      The vote of a majority of the directors present at any meeting at which a quorum is present shall be sufficient to decide any question brought before such meeting, unless a different vote is specified by law, by the articles of organization, or by these by-laws.

9.    Action by Consent.

      Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all directors then in office consent to the action in writing and the written consent is filed with the records of the directors' meetings. Any such consent shall be treated as a vote of the directors for all purposes.

10.   Committees.

      The directors may elect from their number an executive or other committees and may delegate thereto some or all of their powers except those which they are prohibited from delegating by Section 55 of Chapter 156B of the Massachusetts General Laws, as amended, or by any other provision of law or by the articles of organization or these by-laws. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the directors.

11.   Telephone Meetings.

      Any or all of the directors may participate in a meeting of the directors or of a committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at any such meeting.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

1.     Enumeration.

      The officers of the corporation shall consist of a president, a treasurer, a clerk, and such other officers, if any, including a chairman and a vice chairman of the board of directors, one or more vice presidents, assistant treasurers, assistant clerks and a secretary, as the incorporators at their initial meeting or the directors from time to time may choose or appoint.

2.     Election.

      The president, treasurer and clerk shall be elected annually by the directors at their first meeting following the annual meeting of stockholders or the special meeting in lieu thereof. Other officers may be chosen or appointed by the directors at such meeting or at any other time.

3.    Vacancies.

      If any office becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may choose a successor or successors, who shall hold office for the unexpired term, except as otherwise provided by law, by the articles of organization or by these by-laws.

4.    Qualification.

      The president may, but need not be, a director. No officer need be a stockholder. Any two or more offices may be held by the same person. The clerk shall be a resident of Massachusetts unless the corporation shall have appointed a resident agent for the purpose of service of process. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

5.     Tenure.

Except as otherwise provided by law, by the articles of organization or by these by-laws, the president, treasurer and clerk shall hold office until the fist meeting of the directors following the annual meeting of stockholders or the special meeting in lieu thereof, and thereafter until such officer's successor is chosen and qualified; and all other officers shall hold office until the first meeting of the directors following the annual meeting of the stockholders or the special meeting in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them.

6.    Chairman and Vice Chairman of the Board.

      A chairman or vice chairman of the board of directors shall have such powers as the directors may from time to time designate.

7.    President and Vice President.

      Except as otherwise determined by the directors, the president shall be the chief executive officer of the corporation and shall, subject to the direction of the directors, have general supervision and control of its business. He shall preside, when present, at all meetings of stockholders and of the directors, unless otherwise provided by the directors.

      Any vice president shall have such powers as the directors may from time to time designate.

8.    Treasurer and Assistant Treasurers.

      The treasurer shall, subject to the direction of the directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, if any, and he shall have the power to endorse for deposit or collection all notes, checks, drafts, and other obligations for the payment of money payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation.

      If required by the board of directors, he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the directors shall require.

      Any assistant treasurer shall have such powers as the directors may from time to time designate.

9.    Clerk and Assistant Clerk.

      Unless a transfer agent is appointed, the clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation in which are contained the names of all stockholders and the record address and the amount of stock held by each. The clerk shall record all proceedings of the stockholders in a book to be kept therefor and, in case a secretary is not elected, shall also record all proceedings of the directors in a book to be kept therefor.

      Any assistant clerk shall have such powers as the directors may from time to time designate. In the absence of the clerk from any meeting of stockholders or directors, as the case may be, any assistant clerk, or a temporary clerk designated by the person presiding at such meeting, shall perform the duties of the clerk.

10.   Secretary and Assistant Secretaries.

      If a secretary is elected, he shall record all proceedings of the directors in a book to be kept therefor. Any assistant secretary shall have such powers as the directors may from time to time designate. In the absence of the secretary from any meeting of the directors, any assistant secretary, or a temporary secretary designated by the person presiding at such meeting, shall record such proceedings.

11.   Other Powers and Duties.

      Each officer shall, subject to these by-laws, have in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are customarily incident to his office, and such duties and powers as the directors may from time to time designate.

                                    ARTICLE V
                                    ---------

                            RESIGNATIONS AND REMOVALS
                            -------------------------

      Any director or officer may resign at any time by delivering his resignation in writing to the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by vote of a majority of the directors then in office. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and an opportunity to be heard before the body proposing to remove him. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

                                   ARTICLE VI
                                   ----------

                                  CAPITAL STOCK
                                  -------------

1.    Amount Authorized

      The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be as fixed in the articles of organization.

2.    Certificates of Stock.

      Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the directors, unless the board of directors shall provide by resolution that some or all of any or all classes and series of shares of stock of the corporation shall be uncertificated shares. Each certificate shall be signed by the president or a vice president, and by the treasurer or an assistant treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

      Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the articles of organization, the by-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

3.    Transfers.

      Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the articles of organization or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

      It shall be the duty of each stockholder to notify the corporation of his post office address and any subsequent changes therein.

4.    Record Date for Purposes Other Than Meetings.

      The directors may fix in advance a time not more than sixty (60) days preceding the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to receive such dividend or distribution or the right to express such consent or dissent. In such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, the record date for any such purposes shall be at the close of business on the day on which the board of directors acts with respect thereto.

5.    Replacement of Certificates.

      In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.

                                   ARTICLE VII
                                   -----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

1.    Fiscal Year.

      The fiscal year of the corporation shall end on the date determined from time to time by the board of directors.

2.     Seal.

      The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the corporation and the year of its organization cut or engraved thereon.

3.    Execution of Instruments.

      All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed on behalf of the corporation shall be signed by the president or the treasurer except as the directors may generally or in particular cases otherwise determine.

4.    Voting of Securities.

      Except as the directors may otherwise designate, the president or treasurer may waive notice of, act and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5.    Corporate Records; Inspection of Corporate Records.

      The original, or attested copies, of the articles of organization, by-laws and records of all meetings of incorporators and stockholders, and the stock and transfer records, containing the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

6.    Indemnification.

      The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Without limiting the generality of the foregoing, such indemnification shall include payment by the corporation of expenses incurred by any director in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the director indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such director to make repayment. Such indemnification may include payment by the corporation of expenses incurred by any officer in defending a civil or criminal action or proceeding in advance of the final disposition or proceeding, upon receipt of an undertaking by the officer indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such officer to make repayment. However, as to any such advance payments or as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said advance payments or compromise payments or for any other expenses shall be provided unless such advance payments or compromise payments shall be approved as in the best interest of the corporation, after notice that it involved such indemnification,
(a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office or if there are no disinterested directors then in office, by a majority of the directors than in office, provided in either case that there has been obtained an opinion in writing of independent legal counsel appointed by a majority of such disinterested directors or a majority of the directors, as the case may be, to the effect that the indemnification of such director or officer is not prohibited by law; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled; nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

7.    Amendments.

      These by-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the directors then in office, except that no amendment may be made by the directors which changes the date of the annul meeting of stockholders or which alters the provisions of these by-laws with respect to removal of directors or election of committees by directors and delegation of powers thereto, or indemnification of directors and officers, or amendment of these by-laws. No change in the date of the annual meeting may be made within sixty (60) days before the date fixed in these by-laws. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any by-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws.

8.    Provisions Relative to Transactions With Interested Persons.

      The corporation may enter into contracts and transact business with one or more if its directors, officers or stockholders or with any corporation, organization or other concern in which one or more of its directors, officers or stockholders are directors, officers, stockholders, partners or otherwise interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the corporation have or may have interests which are or might be adverse to the interest of the corporation even though the vote or action of directors, officers or stockholders having such adverse interest may have been necessary to obligate the corporation upon such contract or transaction. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof or to any other person for loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable for any gains or profits realized thereon.